                                                                    Exhibit 4(g)

                             DECLARATION OF TRUST
                                      OF
                          PROVIDENT CAPITAL TRUST III



          This DECLARATION OF TRUST, dated as of May 14, 1999, is entered by and among PROVIDENT FINANCIAL GROUP, INC., an Ohio corporation, as Sponsor, CHASE MANHATTAN BANK DELAWARE, as the initial Delaware Trustee, THE CHASE MANHATTAN BANK, as the initial Property Trustee, and CHRISTOPHER J. CAREY, MARK
E. MAGEE and TAYFUN TUZUN, as Regular Trustees (collectively with the Delaware Trustee and the Property Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

          1. The trust created hereby (the "Trust") shall be known as "Provident Capital Trust III", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of Ten Dollars ($10.00). The Trustees hereby acknowledge receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del C. (S) 3801 et seq. (the "Business Trust Act"), and
                      --- -           -- ---
that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

          3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party (and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below)), to provide for the contemplated operation of the Trust created hereby and the issuance of preferred securities (the "Preferred Securities") and common securities by the Trust as such securities will be described therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery and licenses, consents or approvals required by applicable law or otherwise.

          4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, in each case on behalf of the Trust as sponsor of the Trust, (i) to prepare for filing with the Securities and Exchange Commission (the "Commission") (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or

The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to negotiate and execute an underwriting agreement among the Trust, the Sponsor and the underwriter(s) thereto relating to the offer and sale of the Preferred Securities, substantially in the form included or to be incorporated as an exhibit to the 1933 Act Registration Statement, (iv) to execute and file such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust.

          It is hereby acknowledged and agreed that in connection with any document referred to in clauses (i), (ii) and (iv) above, (A) any Regular Trustee (or his attorneys-in-fact and agents or the Sponsor as permitted herein) is authorized to execute such document on behalf of the Trust, provided that the 1933 Act Registration Statement and the 1934 Act Registration Statement shall be signed by all of the Regular Trustees, and (B) Chase Manhattan Bank Delaware and The Chase Manhattan Bank, in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchanges or state securities or blue sky laws, and in such case only to the extent so required. In connection with all of the foregoing, each Regular Trustee, solely in such Regular Trustee's capacity as Trustee of the Trust, hereby constitutes and appoints Robert L. Hoverson, Christopher J. Carey and Mark E. Magee and each of them, as such Regular Trustee's true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such Regular Trustee, in such Regular Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchanges and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such Regular Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5. This Declaration of Trust may be executed in one or more counterparts.

          6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided that, to the extent required by the Business Trust Act, one Trustee shall be an entity that has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Sponsor.

          7. Chase Manhattan Bank Delaware, in its capacity as trustee, shall not have the powers or the duties of the Trustee set forth herein (except as may be required under the Business trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of (S) 3807(a) of the Business Trust Act.

          8. The Trust may be dissolved and terminated before the issuance of the Preferred Securities at the election of the Sponsor.

          9. This Declaration shall be governed by and construed in accordance with the laws of the State of Delaware.


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                                   follows.]

          IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.



                                   PROVIDENT FINANCIAL GROUP, INC.,
                                    as Sponsor


                                   By: /s/ MARK E. MAGEE
                                      ------------------------------------------
                                      Name: Mark E. Magee
                                      Title: Vice President

                                   CHASE MANHATTAN BANK DELAWARE,
                                    as Delaware Trustee


                                   By: /s/ DENIS KELLY
                                      ------------------------------------------
                                      Name: Denis Kelly
                                      Title:  Trust Officer


                                   THE CHASE MANHATTAN BANK,
                                    as Property Trustee


                                   By: /s/  DAVID KOVACH
                                      ------------------------------------------
                                      Name: David Kovach
                                      Title: Authorized Signatory


                                   /s/  CHRISTOPHER J. CAREY
                                   ---------------------------------------------
                                   Christopher J. Carey, as Regular Trustee



                                   /s/  MARK E. MAGEE
                                   ---------------------------------------------
                                   Mark E. Magee, as Regular Trustee



                                   /s/  TAYFUN TUZUN
                                   ---------------------------------------------
                                   Tayfun Tuzun, as Regular Trustee